UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Genesee & Wyoming Inc.

(Name of Registrant as Specified In Its Charter)

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The following communication was made by or on behalf of Genesee & Wyoming Inc. on August 6, 2019.

Genesee & Wyoming Australia

MEMORANDUM

To:	All GWA

From:	Luke Anderson, CEO

Date:	06/08/2019

Subject:	MIRA/PGGM to Acquire GWA

Back in early July, Jack Hellmann announced GWA’s parent company, Genesee & Wyoming Inc. (G&W), has agreed to be acquired by Brookfield Infrastructure and GIC in a transaction expected to close by year end or early 2020, subject to customary closing conditions including regulatory approvals. Brookfield and GIC have announced their intention to divest G&W’s stake in GWA, due to regulatory considerations related to Brookfield’s existing rail operations in Australia. As a result, I am pleased to inform you that Macquarie Infrastructure and Real Assets (MIRA) and PGGM have agreed to assume full ownership of the GWA business concurrent with G&W’s acquisition by Brookfield and GIC.

MIRA, one of the world’s leading alternative asset managers, and PGGM, a leading Dutch pension fund manager, are already well-known to us as owners of 49% of GWA for the past three years. They are world-class investors with significant experience owning and operating transportation assets.

The GWA transaction will be funded by equity provided by PGGM, resulting in PGGM significantly increasing its stake in GWA, with MIRA-managed funds owning the remaining stake under joint governance arrangements. The transaction is also subject to G&W’s acquisition by Brookfield and GIC, as well as customary closing conditions including regulatory approvals.

Importantly, it is business as usual for GWA operations. The current management team will remain in place, with the full support of MIRA and PGGM, and with an ongoing commitment to delivering our defined growth strategy.

This is an exciting development to create an independent GWA and continue to deliver our growth plans to be a significant third operator in the Australian rail freight market. I am very optimistic about the future of the company as we continue providing a preferred operating solution for our customers.

I hope you are as proud as I am to work for GWA and thank you for your ongoing commitment and effort.

Memorandum Genesee & Wyoming Australia Pty Ltd

Forward-Looking Statements; Additional Information and Where to Find It

This communication includes “forward-looking statements,” as that term is defined by the federal securities laws. The forward-looking statements include statements concerning regulatory approvals and the expected timing, completion and effects of the proposed merger, G&W’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. All forward-looking statements are based upon G&W’s current expectations and various assumptions, and apply only as of the date of this communication. There are a number of risks, uncertainties and other important factors that could cause G&W’s actual results to differ materially from those suggested by G&W’s forward-looking statements.

Stockholders are urged to read the definitive proxy statement, a preliminary version of which has been filed with the SEC, when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

The directors, executive officers and certain other members of management and employees of G&W may be deemed “participants” in the solicitation of proxies from stockholders of G&W in favour of the proposed merger. Information regarding the foregoing will be set forth in the proxy statement and the other relevant documents to be filed with the SEC and available free of charge at the SEC’s website at http://www.sec.gov. You can find information about G&W’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 8, 2019.